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                                                                    EXHIBIT 10.1

                           LOAN AND SECURITY AGREEMENT

      THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of June 28, 2002, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and CRITICAL THERAPEUTICS, INC., a Delaware corporation ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

      1 ACCOUNTING AND OTHER TERMS

      Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.

      2 LOAN AND TERMS OF PAYMENT

      2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

      2.1.1 VENTURE EQUIPMENT FACILITY.

            (a) Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from time to time prior to the Commitment Termination Date, equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Committed Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances shall be used solely (i) to reimburse Borrower for the purchase of Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance and to purchase new Eligible Equipment, and (ii) to reimburse Borrower for Leasehold Improvements. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or (ii) the Commitment Termination Date. For purposes of this Section, except as provided below, the minimum amount of each Equipment Advance is Fifty Thousand Dollars ($50,000.00). Notwithstanding the foregoing, the initial Equipment Advance hereunder (which may be at an amount less than $50,000.00) may be used to reimburse Borrower for Eligible Equipment purchased on or after January 1, 2002 (the "Initial Equipment Advance") provided that the Initial Equipment Advance is requested on or before thirty (30) days from the Closing Date. The Borrower may only request six (6) Equipment Advances for the finance of Eligible Equipment (and Other Equipment under the terms of this Agreement), and may only request six (6) Equipment Advances for the finance Leasehold Loans. Borrower shall designate at the time of each Equipment Advance request
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whether such Equipment Advance shall finance Eligible Equipment (and Other
Equipment under the terms of this Agreement) or Leasehold Loans.

            (b) To obtain an Equipment Advance, Borrower shall deliver to Bank a completed supplement in substantially the form attached as EXHIBIT B ("Loan Supplement"), together with Annex A to the applicable Loan Supplement describing the Financing Equipment and such additional information as Bank may reasonably request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding Date. Bank shall specify in the Loan Supplement for each Equipment Advance, the Basic Rate, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by internal transfer to Borrower's deposit account with Bank. Each Equipment Advance may not exceed 100% of the Original Stated Cost of the Financed Equipment or 100% of the documented costs of Leasehold Improvements.

      2.1.2 UNDISBURSED CREDIT EXTENSIONS. The Bank's obligation to lend the undisbursed portion of the Credit Extensions shall terminate if there has been a Material Adverse Change, or a material adverse change in the prospects of Borrower, whether or not arising from transactions in the ordinary course of business, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

      2.2 INTEREST RATE; PAYMENTS.

            (a) Principal and Interest Payments On Payment Dates. Borrower shall repay each Equipment Advance pursuant to the terms set forth in the corresponding Loan Supplement. For each Equipment Advance, Borrower shall make equal monthly payments of principal and interest, in advance, calculated by the Bank based upon: (1) the amount of the Equipment Advance, (2) the Basic Rate, and (3) an amortization schedule equal to the Repayment Period (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"), on the first Business Day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing thereafter during the Repayment Period on the first Business Day of each successive calendar month (each a "Payment Date"). All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 12:00 noon Eastern time are considered received at the opening of business on the next Business Day. An Equipment Advance may only be prepaid in accordance with Sections 2.2(e) and 2.2(g).

            (b) Interest Rate. Equipment Advances under the Committed Equipment Line shall accrue interest on the unpaid principal amount of each Equipment Advance until the Equipment Advance has been paid in full, at the per annum rate of interest equal to the Basic Rate fixed as of the Funding Date for each Equipment Advance in accordance with the definition of the Basic Rate. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Prime Rate plus five percent (5%)(the "Default Rate").


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            (c) Interim Payment. In addition to the Scheduled Payments, on the
Funding Date for each Equipment Advance (unless the Funding Date is the first Business Day of the month) Borrower shall pay to the Bank, an amount (the "Interim Payment") equal to (i) the subject Equipment Advance multiplied by (ii) the sum of the Basic Rate (as of the date of such Equipment Advance) plus Two Percent (2%), divided by (iii) 360 days and then multiplied by (iv) the number of days from the actual Funding Date of the Equipment Advance until the first day of the month following such Equipment Advance.

            (d) Final Payment. On the Maturity Date with respect to each Equipment Advance, Borrower shall pay, in addition to the unpaid principal and accrued interest and all other amounts due on such date with respect to such Equipment Advance, an amount equal to the Final Payment.

            (e) Prepayment Upon an Event of Loss. If any Financed Equipment is subject to an Event of Loss and Borrower is required to or elects to prepay the Equipment Advance with respect to such Financed Equipment pursuant to Section 6.8, then such Equipment Advance shall be prepaid to the extent and in the manner provided in such section.

            (f) Mandatory Prepayment Upon an Acceleration. If the Equipment Advances are accelerated following the occurrence of an Event of Default or otherwise, Borrower shall immediately pay to Bank an amount equal to the sum of:
(i) all outstanding principal plus accrued interest, (ii) the Final Payment plus
(iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

            (g) Permitted Prepayment of Loans. Borrower shall have the option to prepay any of the Equipment Advances advanced by Bank under this Agreement, provided Borrower (i) provides written notice to Bank of its election to prepay the Equipment Advances at least five (5) days prior to such prepayment, and (ii) pays, on the date of such prepayment (A) all outstanding principal plus accrued interest, (B) the Final Payment plus (C) all other sums, if any, that shall have become due and payable pursuant to the terns hereof, including interest at the Default Rate with respect to any past due amounts.

      2.3 FEES. Borrower shall pay to Bank:

            (a) Final Payment. The Final Payment; and

            (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date) when due.

      2.4 ADDITIONAL COSTS. If any new law or regulation increases Bank's costs or reduces its income for any loan, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

      3 CONDITIONS OF LOANS


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      3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of
Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

            (a) this Agreement;

            (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

            (c) Negative Pledge Agreement covering Intellectual Property;

            (d) landlord's waiver;

            (e) a legal opinion of Borrower's counsel, in form and substance acceptable to Bank;

            (f) Warrant to Purchase Stock;

            (g) financing statements (Forms UCC-1);

            (h) Account Control Agreement/ Investment Account Control Agreement

            (i) insurance certificate;

            (j) payment of Bank Expenses then due pursuant to the terms hereof,

            (k) Certificate of Foreign Qualification (if applicable);

            (1) Certificate of Good Standing/Legal Existence; and

            (m) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

      3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

      (a) timely receipt of a completed Loan Supplement: and

      (b) the representations and warranties in Section 5 must be materially true on the date of the Loan Supplement and on the effective date of each Credit Extension (except to the extent such representation or warranty relates to a specific prior date) and no Event of Default shall have occurred and be continuing as of such effective date, or result from the Credit Extension. Each Credit Extension is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true.

      4 CREATION OF SECURITY INTEREST

      4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's


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duties under the Loan Documents, a continuing security interest in, and pledges and assigns to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral. During the existence of the Event of Default, Bank may place a "hold" on any deposit account pledged as Collateral.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other material agreement with respect to which the Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower's interest in such material license or material agreement or any other property. Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower's business or financial condition, unless Borrower provides Bank with written notice within five (5) Business Days after entering into such agreement. Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed "Collateral" and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

Notwithstanding the foregoing provisions of this Section 4, the within grant of a security interest shall not extend to, and the term "Collateral" shall not include Restricted Collateral, to the extent that (i) such Restricted Collateral is not assignable or capable of being encumbered as a matter of law or under the terms of the Restricted Collateral (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the non-Borrower parties to the Restricted Collateral and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such agreement to the extent that the assignment or encumbering of such proceeds is not so restricted as a matter o f law or under the terms of such agreement (but solely to the extent that any such restriction shall be enforceable under applicable law) and (B) any agreement constituting Restricted Collateral upon consent thereto being obtained from the non-Borrower parties to such agreement (but Borrower shall have no obligation to obtain any such consent).

"Restricted Collateral" shall mean: licenses in which the Borrower is the licensee which govern the use of any other party's intellectual property.

Borrower agrees that any disposition of the Collateral in violation of this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code. If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

      5 REPRESENTATIONS AND WARRANTIES


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      Borrower represents and warrants as follows:

      5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is validly existing and in good standing in its state of formation and qualified to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that: (a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type. and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive office as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete. If the Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify the Bank of such organizational identification number.

      The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's certificate of incorporation, as may be amended, and by-laws, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

      5.2 COLLATERAL. Borrower has good title to the Collateral, free of Liens except Permitted Liens. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Perfection Certificate delivered to the Bank in connection herewith. The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. The Collateral is not in the possession of any third party bailee (such as a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any account debtor whose accounts are an Eligible Account in any Borrowing Base Certificate. All Inventory is in all material respects of good and marketable quality, free from material defects.

      5.3 LITIGATION. Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

      5.4 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material


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respects Borrower's consolidated financial condition and Borrower's consolidated results of operations at the dates and for the periods indicated. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

      5.5 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature.

      5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules. the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations; notices or filings would not reasonably be expected to cause a Material Adverse Change.

      5.7 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

      5.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank taken together with all such written certificates and written statements given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

      6 AFFIRMATIVE COVENANTS

      Borrower shall do all of the following:

      6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject,


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noncompliance with which could have a material adverse effect on Borrower's business or operations or be expected to cause a Material Adverse Change.

      6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

            (a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a Compliance Certificate signed by a Responsible Office in the Form of EXHIBIT C, together with a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred and twenty (120) days after the last day of Borrower's fiscal year, a Compliance Certificate signed by a Responsible Office in the form of EXHIBIT C, together with audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) in the event that the Borrower's stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; (v) annually, but not later than fifteen (15) days after Board Approval, budgets, sales projections and operating plans, and
(vi) other financial information reasonably requested by Bank.

      6.3 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from material defects. Returns and allowances between Borrower and its account debtors shall follow Borrower's customary practices as they exist at the Closing Date. Borrower must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than Fifty Thousand Dollars ($50,000.00).

      6.4 TAXES. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

      6.5 INSURANCE. Borrower shall keep its business and the Collateral insured for risks and in amounts, standard for Borrower's industry, and as Bank may reasonably request in Bank's reasonable discretion. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies with respect to the Collateral shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must Olive Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Banks option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing and subject to Section 6.8, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds


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of any casualty policy up to $125,000.00, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable under such casualty policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.

      6.6 ACCOUNTS. In order to permit the Bank to monitor the Borrower's financial performance and condition, Borrower, and all Borrower's Subsidiaries, shall maintain Borrower's, and such Subsidiaries, primary depository, operating and securities accounts with Bank and a majority of the Borrower's or such Subsidiaries cash or securities in excess of that amount used for Borrower's or such Subsidiaries operations shall be maintained or administered through the Bank. Any Guarantor shall maintain all depository, operating and securities accounts with Bank. Borrower shall identify to Bank, in writing, any bank or securities account opened by Borrower with any institution other than Bank. In addition, for each such account that the Borrower at any time opens or maintains, Borrower shall, at the Bank's request and option, pursuant to an agreement in form and substance acceptable to the Bank, cause the depositary bank or securities intermediary to agree that such account is the collateral of the Bank pursuant to the terms hereunder. The provisions of this paragraph shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower's employees.

      6.7 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

      6.8 LOSS; DESTRUCTION; OR DAMAGE. Borrower shall bear the risk of the Financed Equipment being lost, stolen, destroyed, or damaged. If during the term of this Agreement any item of Financed Equipment becomes obsolete or is lost, stolen, destroyed, damaged beyond repair, rendered permanently unfit for use, or seized by a governmental authority for any reason for a period equal to at least the remainder of the term of this Agreement (an "Event of Loss"), then in each case, Borrower:

            (a) prior to the occurrence of an Event of Default, at Borrower's option, shall (i) pay to Bank on account of the Obligations all accrued interest to the date of the prepayment, plus all outstanding principal, plus the Final Payment, each with respect to such item of Financed Equipment subject to an Event of Loss; or (ii) repair or replace any Financed Equipment subject to an Event of Loss provided the repaired or replaced Financed Equipment is of equal or like value to the Financed Equipment subject to an Event of Loss and provided further that Bank has a first priority perfected security interest in such repaired or replaced Financed Equipment.

            (b) during the continuance of an Event of Default, on or before the next Payment Date following such Event of Loss. for each such item of Financed Equipment subject


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to such Event of Loss, Borrower shall, at Bank's option, pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest with respect to such item of Financed Equipment subject to an Event of Loss, (ii) the Final Payment with respect to such item of Financed Equipment subject to an Event of Loss, plus (iii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts.

      7 NEGATIVE COVENANTS

      Borrower shall not do any of the following without the Bank's prior written consent which shall not be unreasonably withheld.

      7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively a "Transfer"), or permit any of its Subsidiaries to Transfer, all or an part of its business or property, except for Transfers (1) of Inventory in the ordinary course of business: (ii) of exclusive and non-exclusive licenses, partnerships, joint ventures and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or
(iii) of worn-out or obsolete Equipment.

      7.2 CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership (other than by the sale of Borrower's equity securities in a public offering or to venture capital investors), or management such that either of the individuals holding the following positions as of the Closing Date is no longer actively involved in the senior management of the Borrower on a full tune basis, and a replacement, satisfactory to the Bank is not made within ten (10) Business Days of such change:(i) Chief Executive Officer, or (ii) Chief Technical Officer. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief executive office, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization. The Borrower shall provide written notice to Bank within five (5) days of adding any new offices or business locations (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000.0) in Borrower's assets or property).

      7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

      7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

      7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

      7.6 DISTRIBUTIONS; INVESTMENTS. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock. Borrower may enter into employee stock or option plan approved by the Board of Directors from time to time.

      7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter or permit any material transaction with any Affiliate, except transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

      7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

      7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company'", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction. as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower's business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

      8 EVENTS OF DEFAULT

      Any one of the following is an Event of Default:

      8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) Business Days after their due date. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension shall be made during the cure period);

      8.2 COVENANT DEFAULT. Borrower does not perform any obligation in Section 6 or violates any covenant in Section 7 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within ten
(10) days after it occurs, or if the default cannot be cured within ten (10) days or cannot be cured after Borrower's attempts in the ten (10) day period, and the default may be cured within a reasonable time, then Borrower shall have additional time, (of not more than thirty (30) days) to attempt to cure the default. Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain. During the additional period the failure to cure the default is not an Event of Default (but no Credit Extensions shall be made during the cure period);

      8.3   MATERIAL ADVERSE CHANGE.  A Material Adverse Change occurs;

      8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in twenty (20) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process any funds of the Borrower on deposit with the Bank; (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower's assets by any government agency and not paid within twenty
(20) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure period);

      8.5 INSOLVENCY. (i) Borrower becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

      8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could result in a Material Adverse Change;

      8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

      8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

      8.9 GUARANTY. (i) Any guaranty of any Obligations terminates or ceases for any reason to be in full force; or (ii) any Guarantor does not perform any obligation under any guaranty of the Obligations; or (iii) any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty; or (iv) any circumstance described in Section 7, or Sections 8.4, 8.5 or 8.7 occurs to any Guarantor, or
(v) the death, liquidation, winding up, termination of existence, or insolvency of any Guarantor.

      9 BANK'S RIGHTS AND REMEDIES

      9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

            (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

            (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

            (c) Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

            (d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

            (e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

            (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Subject to the rights of third parties, Bank is granted a non-exclusive, royalty-free license or other right, effective during the existence of an Event of Default, to use, without charge, Borrower's labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section, subject to the rights of third parties, Borrower's rights under all licenses and all franchise agreements inure to Bank's benefit; and

            (g) Dispose of the Collateral according to the Code.

      9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default, to: (i) endorse Borrower's name on any checks or other forms of payment or security; (ii) sign Borrower's name on any invoice or bill of lading for any Account or drafts against account debtors;
(iii) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; (iv) make, settle. and adjust all claims under Borrower's insurance policies; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

      9.3 ACCOUNTS COLLECTION. In the event that an Event of Default occurs and is continuing, Bank may notify any Person owing Borrower money of Bank's security interest in the funds and verify and/or collect the amount of the Account. After the occurrence of an Event of Default. any amounts received by Borrower shall be held in trust by Borrower for Bank, and, if requested by Bank, Borrower shall immediately deliver such receipts to Bank in the form received from the account debtor, with proper endorsements for deposit.

      9.4 BANK EXPENSES. Any amounts paid by Bank as provided herein are Bank Expenses and are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

      9.5 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person. Borrower bears all risk of loss, damage or destruction of the Collateral (except to the extent such loss, damage or destruction is caused by Bank's gross negligence or willful misconduct).

      9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

      9.7 DEMAND WAIVER. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

      10 NOTICES

      All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other written notice.

            If to Borrower:        Critical Therapeutics, Inc.
                                   675 Massachusetts Avenue, 14th
                                   Floor
                                   Cambridge, Massachusetts 02139
                                   Attn:  President
                                   FAX:

            with a copy to:        Hale and Dorr LLP

                                   60 State Street
                                   Boston, Massachusetts 02109
                                   Attn.:  Steven Singer, Esquire
                                   FAX: (617)526-5000


            If to Bank:            Silicon Valley Bank
                                   One Newton Executive Park, Suite 200
                                   2221 Washington Street
                                   Newton, Massachusetts 02462
                                   Attn:  R. Bryan Jadot
                                   Fax: (617) 969-4395

            with a copy to:        Riemer & Braunstein LLP
                                   Three Center Plaza
                                   Boston, Massachusetts 02108
                                   Attn:  David A. Ephraim, Esquire
                                   FAX:  (617) 880-3456

      11 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

      Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

      12 GENERAL PROVISIONS

      12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement.

      12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys' fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

      12.3 RIGHT OF SET-OFF. Borrower and any guarantor hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice. Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

      12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

      12.5 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

      12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

      12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

      12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

      12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower (provided, however, that such subsidiary or affiliate shall comply with the terms of this provision); (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, that such prospective transferee or purchaser shall comply with the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination. or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

      13 DEFINITIONS

      13.1 DEFINITIONS.

      "ACCOUNTS" are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower's Books relating to any of the foregoing, as such definition may be amended from time to time according to the Code.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees (not to exceed once per year prior to an Event of Default) and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

      "BASIC RATE" is as of the Funding Date the per annum rate of interest (based on a year of 360 days) equal to (i) for the Leasehold Loans, a per annum rate equal to the Prime Rate, and (ii) for all other Equipment Advances a per annum rate of interest equal to the Prime Rate, plus one percent (1.0%).

      "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CLOSING DATE" is the date of this Agreement.

      "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

      "COLLATERAL" is any and all properties, rights and assets of the Borrower (excluding Intellectual Property, as defined herein) granted by the Borrower to Bank or arising under the Code, now, or in the future, in which the Borrower obtains an interest, or the power to transfer rights, including, without limitation, the property described on EXHIBIT A.

      "COMMITTED EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to Two Million Two Hundred and Fifty Thousand Dollars ($ 2,250,000.00) to finance Eligible Equipment and Other Equipment, and Seven Hundred and Fifty Thousand Dollars ($750,000.00) for Leasehold Loans.

      "COMMITMENT TERMINATION DATE" shall mean December 31, 2002.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

      "CREDIT EXTENSION" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit.

      "ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, fixtures, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is reasonably acceptable to Bank in all respects.

      "EQUIPMENT" is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

      "EQUIPMENT ADVANCE" is defined in Section 2.1.1(a).

      "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

      "EVENT OF LOSS" is defined in Section 6.8.

      "FINAL PAYMENT" is a payment (in addition to and not a substitution for the regular monthly payments of principal plus accrued interest) due on the Maturity Date for Such Equipment Advance equal to the Loan Amount for such Equipment Advance multiplied by the Final Payment Percentage.

      "FINAL PAYMENT PERCENTAGE" is (i) for Leasehold Loans seven percent (7.0%), and (ii) for all other Equipment Advances, eight and one-half of one percent (8.5%).

      "FINANCED EQUIPMENT" is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

      "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

      "GAAP" is generally accepted accounting principles.

      "GUARANTOR" is any present or future guarantor of the Obligations.

      "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INITIAL EQUIPMENT ADVANCE" is defined in Section 2.1.1(a).

      "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "INTELLECTUAL PROPERTY" is any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired.

      "INVENTORY" is present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrower, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

      "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

      "LEASEHOLD IMPROVEMENTS" means leasehold improvements made to the real estate premises leased by borrower, which improvements are either fixtures or tenant build-out of the real estate premises.

      "LEASEHOLD LOANS" means the Equipment Advances made hereunder relating to Leasehold Improvements acceptable to the Bank (excluding Leasehold Improvements financed under Other Equipment), the cost of which improvements were paid by Borrower not more than sixty (60) days prior to the Funding Date of the Equipment Advance.

      "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

      "LOAN AMOUNT" in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

      "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "MATERIAL ADVERSE CHANGE " is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral: (ii) a material adverse change in the business. operations, or condition (financial or otherwise) of the Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations.

      "MATURITY DATE" is with respect to each Equipment Advance, the last day of the Repayment Period for such Equipment Advance, or if earlier, the date of prepayment or the date of acceleration of such Equipment Advance by Bank following an Event of Default.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new Equipment net of any and all freight, installation, tax, or (ii) the fair market value assigned to such item of used Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

      "OTHER EQUIPMENT" is leasehold improvements, transferable software licenses, and soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 25% of the proceeds of the Committed Equipment Line shall be used to finance Other Equipment (which limitation is exclusive of Equipment Advances for Leasehold Loans).

      "PAYMENT DATE" is defined in Section 2.2(a).

            "PERMITTED INDEBTEDNESS" is:

            (a) Borrower's indebtedness to Bank under this Agreement or the Loan Documents;

            (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

            (c)   Subordinated Debt;

            (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

            (e)   Indebtedness secured by Permitted Liens; and

            (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

            "PERMITTED INVESTMENTS" are:

            (a) Investments shown on the Perfection Certificate and existing on the Closing Date; and

            (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor's Corporation or Moody's Investors Service. Inc., (iii) Bank's certificates of deposit issued maturing no more than I year after issue,
      (iv) any other investments administered through the Bank.

            "PERMITTED LIENS" are:

            (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

            (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank's security interests;

            (c) Purchase money Liens in an amount not greater than One Million Dollars ($1,000,000.00) in the aggregate during any fiscal year: (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

            (d) Leases or subleases and exclusive and non-exclusive licenses or sub licenses, partnerships, joint ventures and similar arrangements granted by Borrower in the ordinary course of Borrower's business, consistent with the terms of Section 4.1;

            (e) Carriers', warehousemen's, mechanics', materialmen's repairmen's or other like liens arising in the ordinary course of business which are not overdue for a period of more than ninety (90) days or which are being contested in good faith by appropriate proceedings if they have no priority over any of Bank's security interest; and

            (f) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

            "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

            "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

            "REPAYMENT PERIOD" as to each Equipment Advance, is a period of time equal to forty eight (48) consecutive months commencing on the first Business Day of the month following the month in which the Funding Date occurs, except for Leasehold Loans, which shall be a period equal to twenty four (24) consecutive months commencing on the first Business Day of the month following the month in which the Funding Date occurs.

            "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

            "SCHEDULED PAYMENT" is defined in Section 2.2(a).

            "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terns acceptable to Bank.

            "SUBSIDIARY" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled. directly or indirectly, by the Person or one or more Affiliates of the Person.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

CRITICAL THERAPEUTICS, INC.

By /s/Christopher Mirabelli
   ---------------------------------------

Name: Christopher Mirabelli
      ------------------------------------

Title:  President
        ----------------------------------


BANK:

SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By /s/R. Bryan Jadot
   --------------------------------------

Name: R. Bryan Jadot
      -----------------------------------

Title: Vice President
       ----------------------------------


SILICON VALLEY BANK

By /s/Maggie Garcia
   --------------------------------------

Name: Maggie Garcia
      -----------------------------------

Title: AVP
       ----------------------------------
       (Signed in Santa Clara County, California)

                                    EXHIBIT A

         The Collateral consists of all right, title and interest of Borrower in and to the following:

         All goods, equipment, inventory, contract rights or rights to payment of money, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

         All Borrower's Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing provisions, the within grant of a security interest shall not extend to, and the tern "Collateral" shall not include Restricted Collateral, to the extent that (i) such Restricted Collateral is not assignable or capable of being encumbered as a matter of law or under the terms of the Restricted Collateral (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the non-Borrower parties to the Restricted Collateral and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term "Collateral" shall include, (A) any and all proceeds of such agreement to the extent that the assignment or encumbering of such proceeds is not so restricted as a matter of law or under the terms of such agreement (but solely to the extent that any such restriction shall be enforceable under applicable law) and (B) any agreement constituting Restricted Collateral upon consent thereto being obtained from the non-Borrower parties to such agreement (but Borrower shall have no obligation to obtain any such consent).

"Restricted Collateral" shall mean: licenses in which the Borrower is the licensee which govern the use of any other party's intellectual property.

         The Collateral does not include:

         Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; any trade secret rights, including any rights to unpatented inventions, now owned or hereafter acquired. Notwithstanding the foregoing, the Collateral shall include all accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing intellectual property.

                                    EXHIBIT B

                        FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. [ ]

         LOAN AGREEMENT SUPPLEMENT No. [ ], dated __________, 200_ ("Supplement"), to the Loan and Security Agreement dated as of _________, 2002 (the "Loan Agreement) by and between the undersigned Critical Therapeutics, Inc. ("Borrower"), and Silicon Valley Bank ("Bank").

         Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terns in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

          Bank Name:        Silicon Valley Bank
          Account No.:
                            -------------------

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and shall be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         This Supplement is delivered as of this day and year first above written.

SILICON VALLEY BANK                          CRITICAL THERAPEUTICS, INC.

By:                                          By:
      -------------------------------------            -------------------------
Name:                                        Name:
      -------------------------------------            -------------------------
Title:                                       Title:
      -------------------------------------            -------------------------

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                              ANNEX A TO EXHIBIT B

         The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

Description of Equipment   Make   Model     Serial #        Invoice #

                              ANNEX B TO EXHIBIT B

                           LOAN TERMS SCHEDULE #_____

Select One:

___ "Eligible Equipment" or "Other Equipment"

___ "Leasehold Loans"

Loan Funding Date:  ____________, 200_

Original Loan Amount: $_______

Interest Rate:  _______%

Scheduled Payment Dates and Amounts*:

    One (1) payment of $______ due __________________
    ______ payment of $______ due monthly in advance from _______ through _____. One (1) payment of $______ due __________________

Maturity Date:  _______

Final Payment: An additional amount equal to the Final Payment
               Percentage multiplied by the Loan Amount, shall be paid on the Maturity Date with respect to such Loan.

Payment No.       Payment Date

1**
2
3
4
---
35
[36]

....

*/ The amount of each Scheduled Payment shall change as the Loan Amount changes.

**/ Forty-Eight (48) months for Eligible Equipment and Other Equipment and Twenty-Four (24) months for Leasehold Loans

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE

TO:      SILICON VALLEY BANK

FROM:    CRITICAL THERAPEUTICS, INC.

         The undersigned authorized officer of Critical Therapeutics, Inc. certifies that under the teens and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ________________ with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. Attached are the required documents supporting the certification. The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

         PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

REPORTING COVENANT                                 REQUIRED                                  COMPLIES
------------------                                 --------                                  --------
Monthly financial statements with CC               Monthly within 30 days                    Yes      No
Annual (CPA Audited)                               FYE within 120 days                       Yes      No
Annual Budgets                                     FYE with 15 days of Board Approval        Yes      No

COMMENTS REGARDING EXCEPTIONS:  See Attached.

Sincerely,                                                       BANK USE ONLY

                                                 Received by:
------------------------------------                          ------------------
Signature                                                     AUTHORIZED SIGNER

                                                 Date:
------------------------------------                       ---------------------
Title
                                                 Verified:
                                                           ---------------------
                                                              AUTHORIZED SIGNER
------------------------------------
Date
                                                 Date:
                                                       -------------------------

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO SECTION 5.3 HEREOF, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL. THAT SUCH REGISTRATION IS NOT REQUIRED.

                            WARRANT TO PURCHASE STOCK

Issuer:  Critical Therapeutics, Inc., a Delaware corporation
Number of Shares:  90,000, subject to adjustment
Class of Stock: Series A Convertible Preferred Stock, $.001 par value per share Exercise Price: $1.00, subject to adjustment
Issue Date:  June 28, 2002
Expiration Date:  June 28, 2012

         FOR THE AGREED UPON VALUE of $1.00, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, this Warrant is issued to SILICON VALLEY BANK (together with its successors and permitted assigns, "Holder") by Critical Therapeutics, Inc., a Delaware corporation (the "Company").

         Subject to the terms and conditions hereinafter set forth, the Holder is entitled upon surrender of this Warrant and the duly executed subscription form annexed hereto as Appendix 1, at the office of the Company, 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139 or such other office as the Company shall notify the Holder of in writing, to purchase from the Company up to Ninety Thousand (90,000) fully paid and non-assessable shares (the "Shares") of the Company's Series A Convertible Preferred Stock, $.001 par value per share (the "Class"), at a purchase price per Share of One Dollar ($1.00) (the "Exercise Price"). This Warrant may be exercised in whole or in part at any time and from time to time until 5:00 PM, Eastern time, on the Expiration Date set forth above, and shall be void thereafter. Until such time as this Warrant is exercised in full or expires, the Exercise Price and the number Shares are subject to adjustment from time to time as hereinafter provided.

         Notwithstanding the foregoing definition of Class, upon and after the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Class, including without limitation upon the Company's initial registered underwritten public offering and sale of its securities ("IPO"), then from and after the date upon which all such outstanding shares have been so converted, redeemed or retired, "Class" shall mean the Company's common stock, $.001 par value per share ("Common Stock"), and this Warrant shall be exercisable for such number of shares of Common Stock as shall equal the number of shares of Common Stock into which the Shares would have been converted pursuant to the Company's Certificate of Incorporation, as amended, including without limitation the Certificate of Designation. if any. applicable to the same class or series of preferred stock as the Shares (the "Certificate") had the Shares been issued and outstanding immediately prior to such conversion, redemption or retirement. and the Exercise Price shall be the Common Stock conversion price as determined pursuant to the Certificate immediately prior to such conversion, redemption or retirement (all subject to further adjustment as provided herein).

ARTICLE 1.  EXERCISE.

                  1.1 Method of Exercise. Holder may exercise this Warrant by delivering this Warrant together with a duly executed Notice of Exercise in substantially the form attached as Appendix 1 hereto to the principal office of the Company. Unless Holder is exercising the conversion right set forth in
Section 1.2, Holder shall also deliver to the Company a check for the aggregate Exercise Price for the Shares being purchased.

                  1.2 Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined as follows:

                           X = Y (A-B)/A

         where:
                           X = the number of Shares to be issued to the Holder.

                           Y = the number of Shares with respect to which this Warrant is being exercised (which shall include both the number of Shares issued to the Holder and the number of Shares subject to the portion of the Warrant being cancelled in payment of the aggregate Exercise Price).

                           A = the Fair Market Value (as determined pursuant to Section 1.3 below) of one
                           Share.

                           B = the Exercise Price then in effect.

                  1.3 Fair Market Value.

                     1.3.1 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are traded on a nationally recognized securities exchange or over the counter market, the fair market value of a Share shall be the closing price of a share of the Class (or the closing price of a share of the Company's stock for which shares of the Class are convertible or exchangeable) reported for the business day immediately preceding the date of Holder's Notice of Exercise to the Company.

                     1.3.2 If shares of the Class (or shares of the Company's stock into which shares of the Class are convertible or exchangeable) are not traded on a nationally recognized securities exchange or over the counter market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment.

                  1.4 Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, the Company at its sole expense shall promptly deliver to Holder (i) certificates for the Shares acquired upon such exercise, and (ii) if this Warrant has not been fully exercised or converted and has not expired, a new warrant of like tenor representing the Shares for which this Warrant is still exercisable.

                  1.5 Replacement of Warrants. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

                  1.6 Assumption on Sale, Merger or Consolidation of the
Company.

                     1.6.1. "Acquisition". For the purpose of this Warrant, "Acquisition" means any sale, assignment, transfer, exclusive license, or other disposition of all or substantially all of the assets of the Company, or any acquisition, reorganization, consolidation, or merger of the Company where the holders of the Company's outstanding voting equity securities immediately prior to the transaction beneficially own less than a majority of the outstanding voting equity securities of the surviving or successor entity immediately following the transaction.

                     1.6.2. Assumption of Warrant. Upon the closing of any Acquisition (other than an Acquisition in which the consideration received by the Company's stockholders consists solely of cash), and as a condition precedent thereto, the successor or surviving entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Exercise Price shall be adjusted accordingly, and the Exercise Price and number and class of Shares shall continue to be subject to adjustment from time to time in accordance with the provisions hereof.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.

                  2.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend on the outstanding shares of the Class, payable in shares of the Class, Common. Stock or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock or the outstanding shares of the Class into a greater number of shares of the Class, or subdivides the shares of the Class in a transaction that increases the amount of Common Stock into which such shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

                  2.2 Reclassification, Exchange or Substitution. Upon any reclassification, exchange, substitution, reorganization or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, reorganization or other event. The Company or its successor shall promptly issue to Holder a new warrant of like tenor for such new securities or other property. The new warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, reorganizations or other events.

                  2.3 Adjustments for Combinations, Etc. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares issuable upon exercise or conversion of this Warrant shall be proportionately decreased.

                  2.4 No Impairment. The Company shall not, by amendment of the Certificate or its by-laws or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment.

                  2.5 Adjustments for Dilutive Issuances. The number of shares of Common Stock for which the Shares are convertible shall be adjusted from time to time in accordance with Section C.4(d) of Article FOURTH of the Certificate as if the Shares were issued and outstanding on and as of the date of any such required adjustment

                  2.6 Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise or conversion of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder an amount computed by multiplying such fractional interest by the Fair Market Value (determined in accordance with Section 1.3 above) of one Share.

                  2.7 Certificate as to Adjustments. Upon each adjustment of the Exercise Price, number of class of Shares or number of shares of Common Stock or other securities for which the Shares are convertible or exchangeable, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its chief financial officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall at any time and from time to time, upon written request, furnish Holder with a certificate setting forth the Exercise Price, number and class of Shares and conversion ratio in effect upon the date thereof and the series of adjustments leading to such Exercise Price, number and class of Shares and conversion ratio.

ARTICLE 3.  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

                  3.1 Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

                     (a) All Shares which may be issued upon the due exercise of this Warrant. and all Common Stock or other securities, if any, issuable upon due conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                     (b) The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares such number of shares of its Series A Convertible Preferred Stock and shares of its Common Stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into shares of Common Stock or such other securities.

                     (c) On and as of the date hereof, (i) $1.00 is the lowest price per share for which shares of the Class have been sold or issued by the Company, and the lowest exercise or conversion price per share for which shares of the Class may be purchased or acquired upon the exercise or conversion of outstanding securities exercisable or convertible by their terms for shares of the Class, and (ii) the Common Stock conversion price in effect for shares of the Class as determined pursuant to the Certificate is $1.00.

                     (d) The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Holder of the right to acquire the Shares, have been duly authorized by all necessary corporate action on the part of the Company, and this Warrant is not inconsistent with the Certificate and/or the Company's by-laws, does not contravene any law or governmental rule, regulation or order applicable to it, does not and will not contravene any provision of, or constitute a default under, any material indenture. mortgage, contract or other instrument to which it is a party or by which it is bound, and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

                  3.2 Notice of Certain Events. If the Company proposes at any time (a) to declare any dividend or distribution upon any of its capital stock, whether in cash, property. stock. or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of shares of the Class any additional shares of stock of any class or series or other rights: (c) to effect any reclassification or recapitalization of any of its securities:, or (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event. the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of securities of the Company shall be entitled to receive such dividend, distribution or rights) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and (2) in the case of the matters referred to in (c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of securities of the Company will be entitled to exchange their securities of the Company for securities or other property deliverable upon the occurrence of such event).

                  3.3 Registration Under Securities Act of 1933, as amended. The shares of Common Stock issuable upon conversion of the Shares (and the Shares, at all times when the Class is Common Stock) shall have certain incidental or "piggyback" registration rights pursuant to, and as set forth in, that certain Investor Rights Agreement dated as of July 6, 2001 among the Company and the other parties named therein. The Company shall execute and deliver an amendment or joinder agreement with Holder for the purpose of effecting the foregoing grant of registration rights. The Company represents and warrants to Holder that the Company's foregoing grant of registration rights and its execution, delivery and performance of the aforementioned amendment or joinder agreement (a) have been duly authorized by all necessary corporate action of the Company's Board of Directors and shareholders, (b) will not violate the Certificate or the Company's by-laws, each as amended, (c) will not violate or cause a breach or default (or an event which with the passage of time or the giving of notice or both, would constitute a breach or default) under any agreement, instrument, mortgage, deed of trust or other arrangement to which the Company is a party or by which it or any of its assets is subject or bound, and (d) do not require the approval, consent or waiver of or by any shareholder, registration rights holder or other third party which approval, consent or waiver has not been obtained as of the date of issuance of this Warrant.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF THE HOLDER. Holder represents and warrants to the Company as follows:

                  4.1 Purchase for Own Account. Subject to Silicon Valley Bank's right to transfer this Warrant and the Shares (and/or the securities, if any, issued and issuable upon conversion of the Shares) to its parent corporation Silicon Valley Bancshares and/or any other affiliate, this Warrant and the Shares to be acquired upon exercise hereof will be acquired for investment for Holder's account, not as nominee or agent, and not with a view to sale or distribution in violation of applicable federal and state securities laws.

                  4.2 Investment Experience. Holder understands that the purchase of this Warrant and the Shares covered hereby involves substantial risk. Holder (a) has experience as an investor in unregistered securities, (b) has sufficient knowledge and experience in financial and business affairs that it evaluate the risks and merits of its investment in this Warrant and the Shares. (c) can bear the economic risk of such Holder's investment in this Warrant and the Shares, and (d) has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate.

                  4.3 Accredited Investor. Holder is an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended.

ARTICLE 5.  MISCELLANEOUS.

                  5.1 Automatic Conversion upon Expiration. In the event that, upon the Expiration Date, the Fair Market Value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised or converted, and the Company shall promptly deliver a certificate representing the Shares (or such other securities) issued upon such conversion to the Holder.

                  5.2 Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT AND LAWS OR, SUBJECT TO
                  SECTION 5.3 OF THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE CORPORATION TO SILICON VALLEY BANK DATED AS OF June 28, 2002, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  5.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares (and the securities, if any, issued and issuable upon conversion of the Shares) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company), provided that the transferee agrees in writing to be subject to the terms of this Section 5.2. The Company shall not require Holder to provide an opinion of counsel if the transfer is to Silicon Valley Bancshares or other affiliate of Holder, provided that the transferee agrees in writing, upon the Company's request. to be subject to the terms of this Section 5.2.

                  5.4 Transfer Procedure. Following its receipt of this executed Warrant, Silicon Valley Bank will transfer same in whole or in part to its parent corporation Silicon Valley Bancshares, and thereafter Holder and/or Silicon Valley Bancshares may, subject to Section 5.3 above, transfer all or part of this Warrant and/or the Shares (or the securities, if any, issued and issuable upon conversion of the Shares) at any time and from time to time by giving the Company notice of the portion of the Warrant and/or Shares (or the securities, if any, issued and issuable upon conversion of the Shares) being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable); provided, that at all times prior to the Company's IPO, Holder shall not, without the prior written consent of the Company, transfer this Warrant (or any part hereof), any Shares, or any securities issued or issuable upon conversion of the Shares, to any person who directly competes with the Company, unless such transfer is in connection with an Acquisition of the Company by any such person.

                  5.5 Notices. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally, or mailed by first-class registered or certified mail, postage prepaid, or sent via reputable overnight courier service, fee prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time, but in all cases, unless instructed in writing otherwise, the Company shall deliver a copy of all notices to Holder to Silicon Valley Bank, Treasury Department, 3003 Tasman Drive, HA 200, Santa Clara, California 95054.

                  5.6 Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                  5.7 Attorneys Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

                  5.8 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

                  5.9 No Rights as a Shareholder. Except as specifically provided in this Warrant, Holder shall have no rights as a shareholder of the Company in respect of the Shares issuable hereunder unless and until Holder exercises this Warrant as to all or any of such Shares.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

         IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Stock to be executed as an instrument under seal by its duly authorized representative as of the date first above written.

WITNESS:                                   "COMPANY"

                                           CRITICAL THERAPEUTICS, INC.
By:      /s/Edith Estabrook                By:      /s/Christopher Mirabelli
   ---------------------------                    ------------------------------
Name:                                      Name:
Title:                                     Title:  President

                                   APPENDIX 1

                               NOTICE OF EXERCISE

         1. The undersigned hereby elects to purchase       shares of the
           stock of          pursuant to Section 1.1 of the attached Warrant,
and tenders herewith payment of the Exercise Price of such shares in full.

         1. The undersigned hereby elects to convert the attached Warrant into Shares in the manner specified in Section 1.2 of the attached Warrant. This
conversion is exercised with respect to           of shares of the
Stock of           .

         [Strike paragraph that does not apply.]

         2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

                               -------------------------
                                     (Name)

                               -------------------------

                               -------------------------
                                    (Address)

         3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

                                   -------------------------------------
                                   (Signature)

--------------------
         (Date)

                           LOAN MODIFICATION AGREEMENT


       This Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of December 11, 2002, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and CRITICAL THERAPEUTICS, INC., a Delaware corporation with its chief executive office located at 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain loan arrangement dated as of June 28, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 28, 2002 between Borrower and Bank (as may be amended from time to time, the "Loan Agreement"). The Loan Agreement established an equipment line of credit (the "Committed Equipment Line") in favor of Borrower: (i) to finance Eligible Equipment and Other Equipment in the maximum principal amount of $2,250,000.00, and (ii) for Leasehold Loans in the maximum principal amount of $750,000.00. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.     DESCRIPTION OF CHANGE IN TERMS.

       A.     Modifications to Loan Agreement.

              1. The Loan Agreement is hereby amended by deleting the following text appearing in paragraph (a) of Section 2.1.1 thereof:


                            "The Borrower may only request six (6) Equipment Advances for the finance of Eligible Equipment (and Other Equipment under the terms of this Agreement), and may only request six (6) Equipment Advances for the finance Leasehold Loans."

                     and inserting in lieu thereof the following:

                            "The Borrower may only request nine (9) Equipment Advances for the finance of Eligible Equipment (and Other Equipment under the terms of this Agreement), and may only request six (6) Equipment Advances for the finance Leasehold Loans."

              2. The Loan Agreement is hereby amended by deleting the following text appearing in Section 13.1 thereof entitled "Definitions":

                     ""Commitment Termination Date" shall be December 31, 2002."

                   and inserting in lieu thereof the following:

                        ""Commitment Termination Date" shall be March 31, 2003."


4. FEES. In addition to the fees described in the Loan Agreement, the Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of June 28, 2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 28, 2002 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of The Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).



            [The remainder of this page is intentionally left blank]

       This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


BORROWER:                                 BANK:

CRITICAL THERAPEUTICS, INC.               SILICON VALLEY BANK, doing business as
                                          SILICON VALLEY EAST


By: /s/ Edith Estabrook                   By: /s/ R. Bryan Jadot
    ----------------------------              ----------------------------------
    Name: Edith Estabrook                     Name: R. Bryan Jadot
    Title: Director, Operations               Title: Vice President


                                          SILICON VALLEY BANK

                                          By: /s/ Maggie Garcia
                                              ----------------------------------
                                              Name: Maggie Garcia
                                              Title: Loan Admin. Team Leader
                                                 (signed in Santa Clara County,
                                                 California)

                       SECOND LOAN MODIFICATION AGREEMENT

       This Second Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of April 10, 2003, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and CRITICAL THERAPEUTICS, INC., a Delaware corporation with its chief executive office located at 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain loan arrangement dated as of June 28, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 28, 2002 between Borrower and Bank, as amended by a certain Loan Modification Agreement dated as of December 11, 2002 (as may be further amended from time to time, the "Loan Agreement"). The Loan Agreement established an equipment line of credit (the "Committed Equipment Line") in favor of
Borrower: (i) to finance Eligible Equipment and Other Equipment in the maximum principal amount of $2,250,000.00, and (ii) for Leasehold Loans in the maximum principal amount of $750,000.00. Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness and obligations owing by Borrower to Bank shall be referred to as the "Obligations".

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.       DESCRIPTION OF CHANGE IN TERMS.

       A.     Modifications to Loan Agreement.

              1. The Loan Agreement is hereby amended by deleting the following text appearing in Section 13.1 thereof entitled "Definitions":


                        ""Commitment Termination Date" shall be March 31, 2003."

                     and inserting in lieu thereof the following:

                        ""Commitment Termination Date" shall be June 30, 2003."

4. FEES. In addition to the fees described in the Loan Agreement, Borrower shall pay to Bank a modification fee for this Amendment in an amount equal to One Thousand Five Hundred Dollars ($1,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.


5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of June 28,

2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.


6. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby certifies that no Collateral is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of June 28, 2002 between Borrower and Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in the Perfection Certificate has not changed, as of the date hereof.

7. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank's interest in the Collateral.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. RIGHT OF SET-OFF. In consideration of Bank's agreement to enter into this Loan Modification Agreement, Borrower and any guarantor hereby reaffirm and hereby grant to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of The Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.


14. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

       This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


BORROWER:                                 BANK:

CRITICAL THERAPEUTICS, INC.               SILICON VALLEY BANK, doing business as
                                          SILICON VALLEY EAST


By: /s/ Edith Estabrook                   By: /s/ R. Bryan Jadot
    -------------------------------           ----------------------------------
    Name: Edith Estabrook                     Name: R. Bryan Jadot
    Title: Director, Operations               Title: Vice President



                                          SILICON VALLEY BANK

                                          By: /s/ Maggie Garcia
                                              ----------------------------------
                                              Name: Maggie Garcia
                                              Title: AVP
                                              (signed in Santa Clara County,
                                              California)

                        THIRD LOAN MODIFICATION AGREEMENT

       This Third Loan Modification Agreement (this "Loan Modification Agreement") is entered into as of June 30, 2004, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and CRITICAL THERAPEUTICS, INC., a Delaware corporation with its chief executive office located at 675 Massachusetts Avenue, 14th Floor, Cambridge, Massachusetts 02139 ("Borrower").

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a certain loan arrangement dated as of June 28, 2002, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 28, 2002 between Borrower and Bank, as amended by a certain Loan Modification Agreement dated as of December 11, 2002, as further amended by a certain Second Loan Modification Agreement dated as of April 10, 2003 (as may be further amended from time to time, the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

              Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3.     DESCRIPTION OF CHANGE IN TERMS.

       Modifications to Loan Agreement.

              i. From and after the date of this Loan Modification Agreement, all references in the Loan Agreement to "Equipment Advances" shall mean and refer to "2002 Equipment Advances".

              ii.    The Loan Agreement shall be amended by inserting after
                     Section 2.1.2 thereof the following new Section 2.1.3 entitled "2004 Equipment Advances":

                     "2.1.3   2004 EQUIPMENT ADVANCES.

                            (a) Availability. Subject to the terms of this Agreement, Bank agrees to lend to Borrower, from June 30, 2004 through December 31, 2004, advances (each, a "2004 Equipment Advance"), not exceeding the 2004 Equipment Line. When repaid, the 2004 Equipment Advances may not be re-borrowed. 2004 Equipment Advances may only be used to finance 2004/2005 Eligible Equipment purchased on or after 90 days before the date of each 2004 Equipment Advance and no 2004 Equipment Advances may exceed 100% of the Equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense relating to such Equipment, unless such costs constitute 2004/2005 Other Equipment. The minimum amount of each 2004 Equipment Advance shall be One Hundred Thousand Dollars ($100,000.00). Notwithstanding the foregoing, the initial 2004 Equipment Advance hereunder may be used to reimburse Borrower for 2004/2005 Eligible Equipment purchased on or after January 1, 2004 (the "Initial 2004 Equipment Advance"), provided such Initial 2004 Equipment Advance is requested on or before July 31, 2004.

                            (b) Interest Rate. Interest accrues from the date of each 2004 Equipment Advance at a per annum rate equal to the Prime Rate plus 2.00%, and will be calculated ---- based upon a 360 day year.

                            (c) Repayment. Each 2004 Equipment Advance shall be payable in (i) forty-two (42) equal monthly installments of principal calculated based upon the amount of such 2004 Equipment Advance divided by forty-two (42), plus (ii) monthly payments of all accrued interest at the rate set forth in Section 2.1.3 (b), beginning on the first Payment Date following the date such 2004 Equipment Advance is made and continuing on each Payment Date thereafter through the 2004 Equipment Maturity Date applicable to such 2004 Equipment Advance.

                            (d) To obtain an 2004 Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time three (3) Business Days before the day on which the 2004 Equipment Advance is to be made. The notice in the form of EXHIBIT D (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

                            (e) 2004 Equipment Advances may be prepaid, in whole or in part, without premium or penalty and without the requirement of prior notice thereof."

              iii.   The Loan Agreement shall be amended by inserting after
                     Section 2.1.3 thereof the following new Section 2.1.4 entitled "2005 Equipment Advances":

                     "2.1.4   2005 EQUIPMENT ADVANCES.

                            (a) Availability. Subject to the terms of this Agreement, Bank agrees to lend to Borrower, from January 1, 2005 through December 31, 2005, advances (each, a "2005 Equipment Advance"), not exceeding the 2005 Equipment Line. When repaid, the 2005 Equipment Advances may not be re-borrowed. 2005 Equipment Advances may only be used to finance 2004/2005 Eligible Equipment purchased on or after 90 days before the date of each 2005 Equipment Advance and no 2005 Equipment Advances may exceed 100% of the Equipment invoice excluding taxes, shipping, warranty charges, freight discounts and installation expense relating to such Equipment, unless such costs constitute 2004/2005 Other Equipment. The minimum amount of each 2005 Equipment Advance shall be One Hundred Thousand Dollars ($100,000.00).

                            (b) Interest Rate. Interest accrues from the date of each 2005 Equipment Advance at a per annum rate equal to the Prime Rate plus 2.00%, and will be calculated based upon a 360 day year.

                            (c) Repayment. Each 2005 Equipment Advance shall be payable in (i) thirty-six (36) equal monthly installments of principal calculated based upon the amount of such 2005 Equipment Advance divided by thirty-six (36), plus (ii) monthly payments of all accrued interest at the rate set forth in Section 2.1.4 (b), beginning on the first Payment Date following the date such 2005 Equipment Advance is made and continuing on each Payment Date thereafter through the 2005 Equipment Maturity Date applicable to such 2005 Equipment Advance.

                            (d) To obtain an 2005 Equipment Advance, Borrower must notify Bank (the notice is irrevocable) by facsimile no later than 3:00 p.m. Eastern time three (3) Business Days before the day on which the 2005 Equipment Advance is to be made. The notice in the form of EXHIBIT D (Payment/Advance Form) must be signed by a Responsible Officer or designee and include a copy of the invoice for the Equipment being financed.

                            (e) 2005 Equipment Advances may be prepaid, in whole or in part, without premium or penalty and without the requirement of prior notice thereof."

              iv. The Loan Agreement is hereby amended by deleting the following text appearing in Section 6.6 of the Loan
                     Agreement:

                            "In order to permit the Bank to monitor the
                     Borrower's financial performance and condition, Borrower, and all Borrower's Subsidiaries, shall maintain Borrower's, and such Subsidiaries, primary depository, operating and securities accounts with Bank and a majority of the Borrower's or such Subsidiaries cash or securities in excess of that amount used for Borrower's or such Subsidiaries operations shall be maintained or administered through the Bank."

                     and inserting in lieu thereof the following:

                            "In order to permit the Bank to monitor the
                     Borrower's financial performance and condition, Borrower, and all Borrower's Subsidiaries, shall maintain Borrower's, and such Subsidiaries, primary operating accounts with Bank."

              v. The Loan Agreement is hereby amended by deleting the definition of "Credit Extension" set forth in Section 13.1 and inserting in lieu thereof the following:

                            "CREDIT EXTENSION" is each 2002 Equipment Advance,
                     each 2004 Equipment Advance, each 2005 Equipment Advance, or any other extension of credit by Bank for Borrower's benefit.

              vi. The Loan Agreement is hereby amended by deleting the definition of "Payment Date" set forth in Section 13.1 and inserting in lieu thereof the following:

                            "PAYMENT DATE" is (i) with respect to 2002 Equipment
                     Advances, defined in Section 2.2(a), (ii) with respect to 2004 Equipment Advances, the first Business Day of each month after the date such 2004 Equipment Advance is made and (iii) with respect to 2005 Equipment Advances, the first Business Day of each month after the date such 2005 Equipment Advance is made.

              vii. The Loan Agreement is hereby amended by adding the following text at the end of the definition of "Permitted Investments" set forth in Section 13.1 thereof:

                            "      (c)   the Investments described on Borrower's
                     board of director's approved investment policy delivered to Bank"

              viii.  The Loan Agreement is hereby amended by incorporating into
                     Section 13.1 the following definitions to appear alphabetically therein:

                            "2004 EQUIPMENT ADVANCE" is defined in Section
                            2.1.2.

                            "2004 EQUIPMENT LINE" is a 2004 Equipment Advance or 2004 Equipment Advances of up to Three Million Dollars ($3,000,000.00).

                            "2004 EQUIPMENT MATURITY DATE" is, with respect to each 2004 Equipment Advance, the forty-second (42nd) Payment Date following the date each such 2004 Equipment Advance is made.

                            "2004/2005 ELIGIBLE EQUIPMENT" is (a) general purpose computer equipment, office equipment, fixtures, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) 2004/2005 Other Equipment that complies with all of Borrower's representations and warranties to Bank and which is reasonably acceptable to Bank in all respects.

                            "2004/2005 OTHER EQUIPMENT" is leasehold improvements, transferable software licenses, and other soft costs approved by the Bank, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than 30% of the proceeds of either the 2004 Equipment Line or the 2005 Equipment Line shall be used to finance 2004/2005 Other Equipment.

                            "2005 EQUIPMENT ADVANCE" is defined in Section
                            2.1.3.

                            "2005 EQUIPMENT LINE" is a 2005 Equipment Advance or 2005 Equipment Advances of up to the lesser of (i) Three Million Dollars ($3,000,000.00) minus the aggregate original principal amount of all 2004 Equipment Advances made hereunder or (ii) One Million Three Hundred Thousand Dollars ($1,300,000.00).

                            "2005 EQUIPMENT MATURITY DATE" is, with respect to each 2005 Equipment Advance, the thirty-sixth (36th) Payment Date following the date each such 2005 Equipment Advance is made.

              ix. The Loan Agreement is hereby amended by adding Exhibit D hereto as Exhibit D thereto. Bank and Borrower acknowledge that requests for 2004 Equipment Advances and 2005 Equipment Advances shall be made using the form set forth in Exhibit D, rather than the form set forth in Exhibit B (such form was to be used for 2002 Equipment Advances only).

4. FEES. In addition to the fees described in the Loan Agreement, Borrower shall pay to Bank a modification fee in an amount equal to Ten Thousand Dollars ($10,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5. RATIFICATION OF NEGATIVE PLEDGE AGREEMENT. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of June 28, 2002 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

6. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

7. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

8. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

9. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

10. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of The Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

11. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

       This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


BORROWER:                                 BANK:

CRITICAL THERAPEUTICS, INC.               SILICON VALLEY BANK, doing business as
                                          SILICON VALLEY EAST


By: /s/ Frank E. Thomas                   By: /s/ R. Bryan Jadot
    ----------------------------              ----------------------------------
    Name: Frank E. Thomas                     Name: R. Bryan Jadot
    Title: Vice President, CFO                Title: Vice President


                                          SILICON VALLEY BANK

                                          By:   /s/ Jacquelyn Le
                                               -------------------------------
                                               Name: Jacquelyn Le
                                               Title: Operations Supervisor
                                               (signed in Santa Clara County,
                                               California)


       The undersigned, CTI SECURITIES CORP., a Massachusetts corporation, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty dated December 3, 2003 (the "Guaranty") and a certain Security Agreement dated December 3, 2003 (the "Security Agreement") and acknowledges, confirms and agrees that the Guaranty and the Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.


                                          CTI SECURITIES CORP.


                                          By: /s/ Frank E. Thomas
                                              ----------------------------------
                                              Name: Frank E. Thomas
                                              Title: Vice President, CFO



56120/581

                                    EXHIBIT D
                        LOAN PAYMENT/ADVANCE REQUEST FORM
                 DEADLINE FOR SAME DAY PROCESSING IS 3:00 E.S.T.


Fax To: (617) 969-5965                                       Date: _____________
--------------------------------------------------------------------------------
LOAN PAYMENT:
                   Sample documents Client Name (Borrower)

From Account #________________________   To Account #___________________________
                  (Deposit Account #)                      (Loan Account #)

Principal $___________________________   and/or Interest $______________________


All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

AUTHORIZED SIGNATURE: _________________      Phone Number: _____________________
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #________________________   To Account #___________________________
                  (Loan Account #)                       (Deposit Account #)

Amount of Advance $___________________


All Borrower's representation and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

AUTHORIZED SIGNATURE: _________________      Phone Number: _____________________
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
OUTGOING WIRE REQUEST

COMPLETE ONLY IF ALL OR A PORTION OF FUNDS FROM THE LOAN ADVANCE ABOVE ARE TO BE WIRED. Deadline for same day processing is 3:00 pm, E.S.T.

Beneficiary Name: ____________________    Amount of Wire:$______________________

Beneficiary Bank: ____________________    Account Number: ______________________

City and State: ______________________

Beneficiary Bank Transit (ABA) #:__ __    Beneficiary Bank Code (Swift, Sort,
                                          Chip, etc.):
                                          (FOR INTERNATIONAL WIRE ONLY)

Intermediary Bank: ___________________    Transit (ABA) #: _____________________

For Further Credit to: _________________________________________________________

Special Instruction: ___________________________________________________________


By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: _______________ 2nd Signature (If Required):__________ Print Name/Title: ___________________ Print Name/Title:_____________________
Telephone # _________________________     Telephone # __________________________
--------------------------------------------------------------------------------